Exhibit 99.2

Disclosure in Connection with the Consent Solicitation Statement

CAPITALIZATION

The following table sets forth our cash, debt and ratio of Total Debt to Pro Forma Adjusted EBITDA as of March 31, 2014 and EBITDA for the twelve months ended March 31, 2014:

•                  on an actual basis for the Issuer;

•                  on an actual basis for IDQ Acquisition; and

•                  on a pro forma combined basis giving effect to the Financing and the Contribution.

	As of March 31, 2014
(dollars amounts in thousands)	Issuer	IDQ Acquisition	Adjustments	Pro Forma Combined(1)
Cash	$13,182	$23,786	$(4,638)	$32,330
Debt:
Revolving Credit Facilities(2)	—	—	—	—
Term Loan Credit Facilities	281,250	—	293,750	575,000
11.500% Senior Secured Notes due 2017(3)	—	220,000	(220,000)	—
14.00%/14.75% Senior Secured PIK Notes due 2017(4)	—	45,000	(45,000)	—
9.25% Senior Unsecured Notes	275,000	—	—	275,000
Total Debt	556,250	265,000	28,750	850,000

Adjusted EBITDA(5) (Twelve Months Ended March 31, 2014)	$77,315	$49,594	$13,500	$140,409

Total Debt / Pro Forma Adjusted EBITDA(6) at March 31, 2014	7.2x	5.3x	—	6.1x

(1)         The Contribution and the Financing are assumed to occur on March 31, 2014.

(2)         As of March 31, 2014, the Issuer had a $50.0 million revolving credit facility, the entirety of which is undrawn and fully available to the Issuer and IDQ Acquisition has a $30.0 million revolving credit facility, the entirety of which is undrawn and fully available to IDQ Acquisition.

(3)         11.500% Senior Secured Notes due 2017 issued by IDQ Holdings, the wholly-owned subsidiary of IDQ Acquisition.

(4)         14.00%/14.75% Senior Secured PIK Notes due 2017 issued by IDQ Acquisition, Inc., the parent of IDQ Holdings.

(5)         We present Adjusted EBITDA and Pro Forma Adjusted EBITDA as a supplemental measure of performance.  We define EBITDA as reported net earnings (loss) plus (i) interest expense, (ii) (benefit) provision for income taxes and (iii) depreciation and amortization, and we define Adjusted EBITDA as reported net earnings (loss) plus (i) interest expense, (ii) (benefit) provision for income taxes and (iii) depreciation and amortization, as further adjusted to eliminate the impact of certain items that we do not consider indicative of our ongoing operating performance.  These further adjustments are itemized below.  We define Pro Forma Adjusted EBITDA as Adjusted EBITDA, as further adjusted for the synergies itemized below.  You are encouraged to evaluate these adjustments.  No assurance can be given that any of the synergies included as adjustments will be achieved. In evaluating Adjusted EBITDA and Pro Forma Adjusted EBITDA, you should be aware that in the future we may incur expenses that are the same as or similar to some of the adjustments in this presentation.  Our presentation of Adjusted EBITDA and Pro Forma Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

Set forth below is a reconciliation of Adjusted EBITDA and Pro Forma Adjusted EBITDA to reported net earnings (loss):

	Year Ended December 31,	3 Months Ended March 31,		Twelve Months Ended March 31,
(dollar amounts in thousands)	2013	2013	2014(a)	2014(a)

ARMORED AUTO GROUP, INC.
Revenue	$289,956	$74,413	$80,559	$296,102
Reported Net Earnings (Loss)	(13,370)	(506)	74	(12,790)
Interest expense	48,024	11,906	11,949	48,067
(Benefit) provision for income taxes (b)	(9,596)	(493)	790	(8,313)
Depreciation and amortization expense	43,932	10,915	10,809	43,826
EBITDA	$68,990	$21,822	$23,622	$70,790
Share based compensation (c)	290	65	27	252
Loss from unrestricted Subsidiary and pro forma acquisitions adjustment (d)	1,431	140	(59)	1,232
Total acquisition-related charges (e)	3,293	332	807	3,768
Workforce retention and other transitional charges(f)	299	0	0	299
Sponsor monitoring fees (g)	1,044	250	250	1,044
Non-cash write-off of assets (h)	355	0	(425)	(70)
Adjusted EBITDA	$75,702	$22,609	$24,222	$77,315

IDQ ACQUISITION(i)
Revenue	136,103	31,998	38,938	143,043
Reported Net Earnings (Loss)	1,867	(2,567)	(1,016)	3,418
Interest expense	23,714	5,960	5,920	23,674
(Benefit) provision for income taxes	806	(1,290)	205	2,301
Depreciation and amortization expense	10,372	2,570	2,593	10,395
EBITDA	$36,759	$4,673	$7,702	$39,788
Sponsor monitoring fees (g)	1,830	443	484	1,871
Total acquisition-related charges (e)	95	47	4,908	4,956
Inventory step-up (j)	6,400	4,746	1,325	2,979
Adjusted EBITDA	$45,084	$9,909	$14,419	$49,594

PRO FORMA COMBINED
Pro Forma Revenue	$426,059	$106,411	$119,497	$439,145
Adjusted EBITDA of the Issuer and IDQ Acquisition	$120,786	$32,518	$38,641	$126,909
Plus: Identified cost savings (k)	13,500	3,375	3,375	13,500
Pro Forma Adjusted EBITDA	$134,286	$35,893	$42,016	$140,409

(a)         The quarter ended March 31, 2014 for IDQ Acquisition is pro forma for the impact of Armored Auto Group Parent, Inc.’s acquisition of IDQ Acquisition on March 17, 2014.

(b)         Includes franchise tax expense.

(c)          Non-cash compensation expenses include share-based compensation expense related to options granted under our 2010 Stock Option Plan.

(d)         The adjustment excludes the loss from an un-restricted subsidiary and includes pro forma adjustment for the acquisition of the Kent Chamois business on August 30, 2013 and the Cool Products business on April 28, 2014.

(e)          Reflects an adjustment for the incremental cost of transitioning to a stand-alone basis.

(f)           Reflects one-time retention charges and other one-time compensation costs.

(g)          Reflects costs incurred under monitoring agreements with Avista Capital Holdings and Kinderhook Industries III, L.P. for the Issuer and IDQ Acquisition, respectively.

(h)         Reflects amounts for non-cash benefit of indemnity from The Clorox Company.

(i)             IDQ Acquisition’s financial information derived from wholly-owned subsidiary, IDQ Holdings. IDQ Acquisition’s Revenue and Adjusted EBITDA vary less than $100,000 from IDQ Holdings’ Revenue and Adjusted EBITDA in any of the periods presented.

(j)            Reflects the December 27, 2012 and the March 17, 2014 inventory stepped up basis charged to cost of goods sold due to the sale of that inventory in the normal course of business during the year ended December 31, 2013 and the three months ended March 31, 2014.

(k)         Reflects estimated savings generated by the elimination of duplicative costs and the realization of efficiencies in the following areas: product manufacturing ($1.5 million), logistics and supply chain ($1.9 million), procurement and operations ($1.5 million), sales and marketing ($4.5 million) and general and administrative ($4.1 million).  No assurance can be given that the estimated cost savings will be realized.

We present Adjusted EBITDA and Pro Forma Adjusted EBITDA because we believe it assist investors and analysts in comparing our performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance.

Adjusted EBITDA and Pro Forma Adjusted EBITDA have limitations as an analytical tool.  Some of these limitations are:

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•                  Adjusted EBITDA and Pro Forma Adjusted EBITDA do not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;

•                  Adjusted EBITDA and Pro Forma Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs;

•                  Adjusted EBITDA and Pro Forma Adjusted EBITDA do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on our debts;

•                  although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDA and Pro Forma Adjusted EBITDA do not reflect any cash requirements for such replacements;

•                  non-cash compensation is and will remain a key element of our overall long-term incentive compensation package, although we exclude it as an expense when evaluating our ongoing performance for a particular period;

•                  Adjusted EBITDA and Pro Forma Adjusted EBITDA do not reflect the impact of certain cash charges resulting from matters we consider not to be indicative of our ongoing operations; and

•                  other companies in our industry may calculate Adjusted EBITDA and Pro Forma Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, Adjusted EBITDA and Pro Forma Adjusted EBITDA should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP.  We compensate for these limitations by relying primarily on our GAAP results and using Adjusted EBITDA and Pro Forma Adjusted EBITDA only supplementally.